Exhibit 10.4

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENTS

This First Amendment to Registration Rights Agreements (this “Amendment”), dated as of December 31, 2008 but effective as of December 21, 2007, amends those certain Registration Rights Agreements, dated on or about July 11, 2006, November 30, 3006, January 30, 2007, April 1, 2007, March 28, 2007, and October 15, 2007 (collectively, the Registration Rights Agreements), by and between THE AMACORE GROUP, INC., a Delaware corporation (the “Company”), and VICIS CAPITAL MASTER FUND (the “Purchaser”).

R E C I T A L S

WHEREAS, the Company and the Purchaser entered into a Securities Purchase and Exchange Agreement dated as of December 21, 2007 (the “Purchase Agreement”).

WHEREAS, as an inducement for the Purchaser's acquisition of the securities under the Purchase Agreement, the Company agreed to amend the Registration Rights Agreements as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Registration Rights Agreements and otherwise agree as follows:

1.           Amendments.  A new Section 14 is hereby inserted into each Registration Rights Agreement as follows:

14.           Liquidated Damages.  The Company agrees that the Holder will suffer damages if the Registration Statement is not filed and declared effective by the United States Securities and Exchange Commission (the “Commission”) at least 90 days prior to the July 15, 2011 (the “Maturity Date”) or if the Registration Statement is not maintained in the manner contemplated herein.  The Company and the Holder further agree that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if (a) the Registration Statement is not filed and declared effective by the SEC at least 90 days prior to the Maturity Date, or (b) after being declared effective, the Registration Statement ceases to be effective at any time prior to the nine-month anniversary of the effectiveness date (any such failure or breach being referred to as an "Event," and the date on which such Event occurs being referred to as "Event Date"), the Company shall pay in cash as liquidated damages and not as a penalty to the Holder an amount equal to two percent (2.0%) of the aggregate stated value of the Acquired Shares then held by such Holder for each calendar month or portion thereof thereafter from the Event Date until the applicable Event is cured.  Liquidated damages payable by the Company pursuant to this Section shall be payable on the first (1st) Business Day of each thirty (30)-day period following the Event Date.

2.           Ratification.  Except as expressly amended by this Amendment, the terms and conditions of each Registration Rights Agreement are hereby confirmed and shall remain in full force and effect without impairment or modification.

3.           Conflict.  In the event of any conflict between any Registration Rights Agreement and this Amendment, the terms of this Amendment shall govern.

4.           Certain Defined Terms.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the applicable Registration Rights Agreement.

5.           Binding Effect.  The parties acknowledge and agree that this Amendment complies with all of the applicable terms and conditions set forth in Section 10 of the applicable Registration Rights Agreement that are necessary to effect an amendment to such Registration Rights Agreement that binds the parties and therefore, upon the execution and delivery hereof by the parties, this Amendment shall have such binding effect.

6.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law that would require the application of the laws of any other jurisdiction.

7.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized representatives as of the day and year first above written.

COMPANY: THE AMACORE GROUP, INC. /s/ Jay Shafer Jay Shafer Chief Executive Officer PURCHASER: VICIS CAPITAL MASTER FUND By: Vicis Capital LLC /s/ Keith Hughes Keith Hughes Chief Financial Officer

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